Exhibit 1.1

Execution Version

U.S. ENERGY CORP.

UNDERWRITING AGREEMENT

Shares of Common Stock

March 9, 2026

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, California 92660

Ladies and Gentlemen:

U.S. Energy Corp., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this Underwriting Agreement (this “Agreement”), to issue and sell to Roth Capital Partners, LLC (the “Underwriter”), an aggregate of 8,800,000 authorized but unissued shares (the “Firm Shares” or the “Shares”) of common stock, par value, $0.01 per share (the “Common Stock”) of the Company.

The Company and the Underwriter hereby confirm their agreement as follows:

1.        Registration Statement and Final Prospectus. The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-290232) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), and such amendments to such registration statement (including post-effective amendments) as may have been required to the date of this Agreement. Such registration statement (including any post-effective amendments), has been declared effective by the Commission. Such registration statement (including post-effective amendments thereto) and all documents and information deemed to be a part of such registration statement through incorporation by reference or otherwise at the time of effectiveness thereof (the “Effective Time”), the exhibits and any schedules thereto at the Effective Time or thereafter during the period of effectiveness and the documents and information otherwise incorporated by reference or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations at the Effective Time or thereafter during the period of effectiveness, including all information retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(e) promulgated under the Securities Act or, retroactively, deemed to be a part of the Registration Statement pursuant to Rule 430B(f) promulgated under the Securities Act (the “430B Information”) and information deemed to be a part of the Registration Statement pursuant to Rule 430C promulgated under the Securities Act (the “430C Information”), that in any case has not been superseded or modified, is herein called the “Registration Statement.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement. The term “Preliminary Prospectus” means any preliminary prospectus supplement, subject to completion, relating to the offering and sale of the Shares, filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations (“Rule 424(b)”) for use in connection with the offering and sale of the Shares, together with the Base Prospectus (as defined herein) attached to or used with such preliminary prospectus supplement, including any documents incorporated therein by reference, and any 430B Information or 430C Information with respect to the Registration Statement. The term “Base Prospectus” means the prospectus included in the Registration Statement at the Effective Time, including any documents incorporated therein by reference. The term “Statutory Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented immediately prior to the Time of Sale (as defined in Section 2(a)), including any document incorporated by reference therein, and any prospectus supplement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that the form of prospectus is filed with the Commission pursuant to Rule 424(b) and not retroactively.

The Company is filing with the Commission pursuant to Rule 424(b) under the Securities Act a final prospectus supplement to the Base Prospectus relating to the offering and sale of the Shares that discloses the public offering price, and other final terms of the offering and sale of the Shares. Such final prospectus supplement, as so filed, along with the Base Prospectus, including any documents incorporated therein by reference, and any 430B Information or 430C Information, is hereinafter called the “Final Prospectus.” The Final Prospectus, the Statutory Prospectus and any Preliminary Prospectus in the form in which they were included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is each hereinafter called a “Prospectus.” All references made herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Statutory Prospectus or to the Final Prospectus shall be deemed to refer to and include any documents incorporated by reference therein and any reference to any amendment or supplement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Statutory Prospectus or the Final Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Rules and Regulations, incorporated by reference in such Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Statutory Prospectus or the Final Prospectus, as the case may be.

2.        Representations and Warranties of the Company Regarding the Offering. The Company represents and warrants to, and agrees with, the Underwriter, as of the date hereof and as of the Closing Date (as defined in Section 4(c) below), as follows:

(a)    At each time of effectiveness, at the date hereof and at the Closing Date, the Registration Statement and any post-effective amendment thereto, complied, complies or will comply, as applicable, in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not, does not and will not, as applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package (as defined in Section 2(f)(i)), as of 2:00 pm, Eastern time, on the date hereof (the “Time of Sale”) and on the Closing Date, and the Final Prospectus, as amended or supplemented, as of its date, at the time of filing pursuant to Rule 424(b) under the Securities Act and at the Closing Date, and any individual Written Testing-the-Waters Communication (as defined in Section 2(e)), when considered together with the Time of Sale Disclosure Package, did not, does not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Disclosure Package, any Prospectus or any Written Testing-the-Waters Communication in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for use in the preparation thereof, which written information is specifically identified in Section 7(g) hereof. The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations. No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

(b)    The documents incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, fairly present the information called for in all material respects by the requirements of the Securities Act or the Exchange Act, as applicable and none of such documents, when they were filed (or, if amendments to such documents were filed, when such amendments were filed), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, when such documents are filed with the Commission, will fairly present the information called for in all material respects by the requirements of the Exchange Act, and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)    The Company has not distributed any prospectus, prospectus supplement or other offering material in connection with the offering and sale of the Shares other than the Time of Sale Disclosure Package and the roadshow or investor presentations delivered to and approved by the Underwriter for use in connection with the marketing of the offering of the Shares (the “Marketing Materials”).

(d)    As of the date on which the Registration Statement was filed with the Commission, as of any update of the Registration Statement pursuant to Section 10(a)(3) of the Securities Act (including the filing of any Annual Report on Form 10-K), and as of the date hereof, the Company was and is eligible to file and use a “shelf” Registration Statement on Form S-3 with the Commission.

(e)    The Company (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act (“Written Testing-the-Waters Communications”), other than those previously provided to the Underwriter and listed on Schedule I hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. Each Written Testing-the-Waters Communication, did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of the Shares will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(f)    The Company has provided a copy to the Underwriter of each Issuer Free Writing Prospectus (as defined below) used in the sale of the Shares, all of which are described on Schedule II hereto.  The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.  When taken together with the rest of the Time of Sale Disclosure Package or the Final Prospectus, no Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares, has, does or will include (A) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (B) information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus. The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(g) hereof.  As used in this paragraph and elsewhere in this Agreement:

(i)     “Time of Sale Disclosure Package” means the Statutory Prospectus and each Issuer Free Writing Prospectus and the description of the transaction provided by the Underwriter included on Schedule V hereto.

(ii)    “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (a) is required to be filed with the Commission by the Company, (b) a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (c) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(g)    At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

(h)    Each Issuer Free Writing Prospectus listed on Schedule II hereto satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined below), all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(i)    The consolidated financial statements of the Company, together with the related notes and schedules, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States (“GAAP”), applied on a consistent basis during the periods involved, and the supporting schedules included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus present fairly the information required to be stated therein. There are no other financial statements or schedules that are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus that are not included or incorporated by reference as required.

(j)    [Intentionally Omitted].

(k)    Weaver and Tidwell, L.L.P., who expressed its opinion with respect to the consolidated financial statements of the Company and supporting schedules filed with the Commission and incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board and its interpretations and rulings thereunder.

(l)    The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(m)    All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(n)    The statements (i) relating to legal matters, documents or proceedings included in each of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the captions “Securities Registered Hereby That We May Offer,” “Description of Common Stock,” and “Business – Environmental Laws and Regulations,” “Business – Governmental Regulation,” are accurate in all material respects and fairly summarize such matters, documents or proceedings, and (ii) under the caption “Material U.S. Federal Income Tax Considerations” insofar as they purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, are accurate in all material respects, subject to the assumptions and qualifications set forth therein.

(o)    The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(p)    The Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds therefrom as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(q)    Any certificate signed by any officer of the Company and delivered to the Underwriter or to the Underwriter’s counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

3.        Representations and Warranties Regarding the Company. The Company represents and warrants to, and agrees with, the Underwriter, as of the date hereof and as of the Closing Date, as follows:

(a)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership of property or the conduct of business, except where the failure to so qualify or be in good standing would not have or be reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (a “Material Adverse Effect”).

(b)    Each subsidiary of the Company has been duly organized and is validly existing as a limited liability company, in good standing under the laws of its jurisdiction of organization, has limited liability company power and authority to own, lease and operate its properties and to conduct its business as currently being carried on and as described in Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus and is duly qualified to transact business and is in good standing in, each jurisdiction in which such qualification is required, whether by reason of the ownership of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect; and all of the issued and outstanding equity interests of each subsidiary have been duly authorized and validly issued, are fully paid (in the case of an interest in a limited liability company, to the extent required under the organizational documents of such subsidiary) and nonassessable (except, in the case of subsidiaries that are limited liability companies, as such nonassessability may be limited by the Delaware Limited Liability Company Act), and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except pursuant to the terms of that certain January 5, 2022, Credit Agreement, among the Company, as borrower, and Firstbank Southwest, as administrative agent and the lenders party thereto, as amended from time to time (the “Credit Agreement”). None of the outstanding equity interests of any subsidiary of the Company were issued in violation of the preemptive or similar rights of any security holder of such subsidiary.

(c)    The Company has the power and authority to enter into this Agreement and to sell the Shares as contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The issuance and sale of the Shares is not subject to any preemptive or other rights to subscribe for or purchase any securities of the Company.

(d)    The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not: (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, order, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected; (ii) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party of by which any property or asset of the Company or any subsidiary is bound or affected; or (iii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s certificate of incorporation or bylaws, each as are presently in effect, except, in the case of clauses (i) and (ii) above, as would not reasonably be expected to have a Material Adverse Effect.

(e)    The Company and its subsidiaries are not, and will not with the giving of notice or passage of time or both be, in violation or in breach of its certificate of incorporation, bylaws or other comparable organizational documents.  The Company and its subsidiaries are not, and will not with the giving of notice or passage of time or both be, in violation or in breach of (i) any law, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected; (ii) any order or decree of any court, regulatory body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or any of its subsidiaries; or (iii) any provisions of any Contract to which the Company or its subsidiaries are a party or by which any property owned or leased by the Company or any of its subsidiaries is bound or affected, except, with respect to each of clauses (i) through (iii), for such violations or breaches as do not or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f)    All consents, approvals, orders, authorizations and filings required on the part of the Company and its subsidiaries in connection with the execution, delivery or performance of this Agreement have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(g)    The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq Capital Market (the “Exchange”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the Exchange for maintenance of inclusion of the Common Stock on the Exchange. When issued, the Shares will have been approved for listing on the Exchange, subject to official notice of issuance.

(h)    As of March 9, 2026, the Company had 245,000,000 shares of Common Stock authorized, of which 44,269,192 shares were issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”) of the Company authorized, of which no shares were issued and outstanding. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Underwriter); the Shares which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable; and the capital stock of the Company conforms to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any capital stock of the Company pursuant to the Company’s certificate of incorporation or bylaws, each as presently in effect, or any agreement or other instrument to which the Company is a party or by which the Company is bound. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there are no options, warrants, agreements, Contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. No holder of the Company’s capital stock is subject to personal liability by reason of being such a holder.

(i)    Except for the entities set forth on Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, its ownership in Anfield Resources, or as subsequently disclosed in a Current Report on Form 8-K filed under the Exchange Act, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity that, individually or in the aggregate with all other unnamed subsidiaries, would constitute a “significant subsidiary” as such term is defined in Rule 1-02 of Regulation S-X.

(j)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each of the Company and its subsidiaries has filed all federal, state, local and non-U.S. Tax Returns (as hereinafter defined) required by law to be filed with a Taxing authority prior to the date hereof, subject to permitted extensions, and (ii) each of the Company and its subsidiaries has paid all Taxes (as hereinafter defined), which are due and payable, shown on such filed Tax Returns or imposed on or assessed against the Company or such respective subsidiary, except for such Taxes, if any, which are being contested in good faith and as to which adequate reserves have been established by the Company or such respective subsidiaries. The accruals, reserves or provisions made by the Company or its subsidiaries for Taxes payable, if any, shown on the financial statements filed with or included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus are sufficient for all accrued and unpaid Taxes, whether or not disputed, for all Tax periods prior to and including the dates of such consolidated financial statements, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No material claims have been made against the Company or any of its subsidiaries (which are currently pending) by any Taxing authority in connection with Tax Returns or Taxes of the Company or its subsidiaries, and no waivers of statutes of limitation with respect to the assessment or payment of Taxes have been given by or requested from the Company or its subsidiaries that are currently in force. The term “Taxes” mean all federal, state, local, non-U.S., and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind, in the nature of a tax, imposed by any Governmental Entity (as hereinafter defined) together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “Tax Returns” means all returns, declarations, reports, statements, and other documents required to be filed with any Governmental Entity in respect of Taxes.

(k)    No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s equity securities or similar ownerships interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except in each case as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus or as set forth in the Credit Agreement.

(l)    Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, since the date of the most recent financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus: (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business; (ii) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (iii) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing equity incentive plans, or any new grants thereof in the ordinary course of business); (iv) there has not been any material change in the Company’s long-term or short-term debt; and (v) there has not been the occurrence of any Material Adverse Effect.

(m)    There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

(n)    Neither the Company, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, or any criminal statute during the term of such director or officer’s tenure with the Company, nor, to the knowledge of the Company, prior to such tenure that is of a nature that would be required to be disclosed pursuant to Item 103 of Regulation S-K with regard to the Company or Item 401 of Regulation S-K with regard to the Company’s officers or directors. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company, other than routine reviews of the Company’s Commission filings which are not currently pending with respect to the Final Prospectus or the Registration Statement.

(o)    No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act to be disclosed pursuant to the requirements of Item 404 of Regulation S-K which has not been so disclosed. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

(p)    The Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self‑regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.

(q)    Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company has (i) good and defensible title to all of the interests in oil and gas properties underlying the estimates of its net proved reserves contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus and (ii) good and marketable title to all other real and personal property reflected in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as assets owned by the Company, in each case free and clear of all liens, encumbrances and defects except (A) pursuant to the Credit Agreement, and (B) such as (w) are described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, (x) are liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farmout agreements and other oil and gas exploration, participation and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other unmatured obligations and are of a scope and nature customary in the oil and gas industry or arise in connection with drilling and production operations, (C) do not materially interfere with the use made or proposed to be made of such properties by the Company or (D) as would not, individually or the aggregate, reasonably be expected to have a Material Adverse Effect; any other real property and buildings held under lease by the Company are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company, or except where the failure to have such valid, subsisting and enforceable leases would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(r)    The Company and each of its subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) reasonably necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. To the knowledge of the Company, no action or use by the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee. To the Company’s knowledge, none of the technology employed by the Company or any subsidiary has been obtained or is being used by the Company or such subsidiary in violation of any contractual obligation binding on the Company or such subsidiary or, to the Company’s knowledge, any of the officers, directors or employees of the Company or any subsidiary, or, to the Company’s knowledge, otherwise in violation of the rights of any persons, in each case to the extent that any such violation would be reasonably likely to result in a Material Adverse Effect.

(s)    The Company and its subsidiaries maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) which are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(t)    The Company maintains on a consolidated basis a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(u)    Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, since December 31, 2024, there has been: (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated); and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(v)    There is: (i) no unfair labor practice complaint pending against the Company or any of its subsidiaries, nor to the Company’s knowledge, threatened against it or any of its subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the Company’s knowledge, threatened against it or any of its subsidiaries; and (ii) no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries, principal suppliers, manufacturers, customers or contractors. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(w)    No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries which would reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company or any of its subsidiaries is in compliance with applicable law, including ERISA and the Code, except as would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have not incurred and would not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA).

(x)    There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(y)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (as defined below) (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. “Governmental Entity” shall be defined as any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (whether foreign or domestic) having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

(z)    Neither the Company nor, any of its subsidiaries, or any director or officer of the Company or any subsidiary, nor, to the knowledge of the Company, any employee, representative, agent, affiliate of the Company or any of its subsidiaries or any other person acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(aa)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its subsidiaries, or any other person acting on behalf of the Company or any of its subsidiaries, is currently subject to or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(bb)    The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is commercially reasonable for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(cc)    The information underlying the estimates of the reserves of the Company and its subsidiaries, which was supplied by the Company to On Point Resources, LLC (the “Reserve Engineer”), for purposes of preparing or auditing, as applicable, the reserve estimates included or incorporated by reference into the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus (the “Reserve Reports”), including production and costs of operation and estimates of future capital expenditures and other future exploration and development costs, was true and correct in all material respects on the dates such estimates were made, and such information was supplied and prepared in good faith, with a reasonable basis and in accordance with customary industry practices. The information contained in the Time of Sale Disclosure Package and the Final Prospectus regarding estimated proved reserves of the Company is based upon the Reserve Reports. Other than normal production of the reserves, the impact of changes in prices and costs, pending, planned or completed sales of oil and gas properties that have been disclosed to the Underwriter, and fluctuations in demand for oil and natural gas, and except as disclosed in or contemplated by each of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company is not aware of any facts or circumstances that would in the aggregate result in a material adverse change in the aggregate net proved reserves, or the aggregate present value or the standardized measure of the future net cash flows therefrom, as described in each of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and as reflected in the Reserve Reports. The estimates of such reserves and the standardized measure of such reserves as described in each of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and reflected in the Reserve Reports referenced therein have been prepared in good faith and in a manner that complies with the applicable requirements of the rules under the Securities Act with respect to such estimates (except to the extent otherwise disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus). The Reserve Engineer was, as of the respective dates of the Reserve Reports prepared by it, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and its subsidiaries.

(dd)    (i) all royalties, rentals, deposits and other amounts owed under the oil and gas leases constituting the oil and gas properties of the Company and its subsidiaries have been properly and timely paid (other than amounts held in suspense accounts pending routine payments or related to disputes about the proper identification of royalty owners), and no amount of proceeds from the sale or production attributable to the oil and gas properties of the Company and its subsidiaries are currently being held in suspense by any purchaser thereof, except where such amounts due could not, individually or in the aggregate, have a Material Adverse Effect; and (ii) there are no claims under take-or-pay Contracts pursuant to which natural gas purchasers have any make-up rights affecting the interests of the Company and its subsidiaries in their oil and gas properties, except where such claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee)    The Company and its subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of occupational health and safety or the environment which are applicable to their businesses, except where the failure to comply has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or, to the Company’s knowledge, previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge.

(ff)    Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.

(gg)    Except as disclosed to the Underwriter in writing, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(hh)    To the Company’s knowledge, no (i) officer or director of the Company or its subsidiaries, or (ii) owner of 5% or more of the Company’s securities or that of its subsidiaries, has any direct or indirect affiliation or association with any member of the Financial Industry Regulatory Authority (“FINRA”), except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, or as otherwise disclosed in writing to the Underwriter.

(ii)    The Company and its subsidiaries, to the best of the Company’s knowledge, are, and at all times prior hereto have been, in compliance in all material respects with all applicable state, federal, and international data privacy, security and consumer protection laws and regulations (collectively, the “Privacy Laws”). To facilitate compliance with the Privacy Laws, the Company and its subsidiaries have in place and take commercially reasonable steps to comply in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data. “Personal Data” means: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifiable” information as applied by the Federal Trade Commission; and (iii) any other information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. Neither the Company nor any subsidiary: (A) has received notice of any actual or potential liability, including, but not limited to, security or data privacy breaches or other unauthorized or improper access to, use of, or destruction of Personal Data, under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (B) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (C) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(jj)    Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Shares hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(kk)    Any certificate signed by any officer of the Company and delivered to the Underwriter or to the Underwriter’s counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

4.        Purchase, Sale and Delivery of Shares.

(a)    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Shares to the Underwriter, and the Underwriter agrees to purchase from the Company the Shares. The purchase price to be paid by the Underwriter to the Company for the Shares shall be $0.94250 per share (the “Per Share Price”).

(b)    [Reserved].

(c)    The Shares will be delivered by the Company to the Underwriter against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, to an account specified by the Company to the Underwriter at least twenty-four (24) hours in advance, at the offices of Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, California 92660, or such other location as may be mutually acceptable, at 10:00 a.m. Eastern time, on the first (1st), or if the Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the second (2nd) business day following the date hereof, or at such other time and date as the Underwriter and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act. The time and date of delivery of the Shares is referred to herein as the “Closing Date.” Delivery of the Shares shall be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Underwriter.

5.        Covenants. The Company covenants and agrees with the Underwriter as follows:

(a)    The Company shall prepare the Final Prospectus in a form approved by the Underwriter and file such Final Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 4:00 p.m. Eastern time on the first (1st) business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules and Regulations.

(b)    During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Underwriter, the Final Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company shall furnish to the Underwriter for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects.

(c)    From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Underwriter in writing: (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package or the Final Prospectus, or any Issuer Free Writing Prospectus; (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430B and 430C, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b) of the Securities Act).

(d)    During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. If during such period any event occurs as a result of which the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriter or its counsel to amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act, the Company will promptly notify the Underwriter, allow the Underwriter the opportunity to provide reasonable comments on such amendment, supplement or other document, and amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) so as to correct such statement or omission or effect such compliance. If at any time during the Prospectus Delivery Period there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include, when taken together with the Time of Sale Disclosure Package, an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)    The Company covenants that it will not, unless it obtains the prior written consent of the Underwriter, make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. In the event that the Underwriter expressly consents in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall: (i) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus; and (ii) comply with the requirements of Rules 164 and 433 under the Securities Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f)    The Company will use its commercially reasonable efforts to cooperate with the Underwriter to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriter reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(g)    During the Prospectus Delivery Period, the Company will furnish to the Underwriter and counsel for the Underwriter copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter may from time to time reasonably request.

(h)    The Company will make generally available to its security holders as soon as practicable, but in any event not later than fifteen (15) months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least twelve (12) months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the Rules and Regulations; provided, however, that any information or documents available on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system shall be considered to have been made generally available for purposes of this Section 5(h).

(i)    The Company will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(j)    The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid: (i) all expenses (including Taxes payable in connection with the original issuance of the Shares, but in no event, income Taxes imposed on the Underwriter) incurred by the Underwriter in connection with the delivery of the Shares, including the reasonable legal fees of the Underwriter’s counsel, road show activities, data services and research, and all other costs and expenses incident to the performance of Underwriter’s obligations under this Agreement that are not otherwise specifically provided for herein, up to a maximum amount of $50,000 for all such expenses and fees without the prior written consent of the Company; (ii) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Time of Sale Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto; (iii) all reasonable filing fees and reasonable fees and disbursements of the Underwriter’s counsel incurred in connection with the qualification of the Shares for offering and sale by the Underwriter or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Underwriter shall designate; (iv) the fees and expenses of any transfer agent or registrar; (v) listing fees, if any; (vi) all filing fees and fees and disbursements of counsel to the Underwriter incident to any required review and approval by FINRA of the terms of the sale of the Shares; and (vii) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for herein.

(k)    The Company hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending sixty (60) days after the date hereof (“Lock-Up Period”): (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) request effectiveness of any filed registration statement (other than registration statements on Form S-8 relating to the issuance of stock options or other equity awards to employees of the Company or its subsidiaries) with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The restrictions contained in the preceding sentence shall not apply to: (A) the Shares to be sold hereunder; (B) the issuance of Common Stock upon the exercise of options or warrants or the conversion of outstanding Preferred Stock or other outstanding convertible securities disclosed as outstanding in the Registration Statement, the Time of Sale Disclosure Package, and the Final Prospectus; (C) the issuance of shares of Common Stock or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, and (D) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in this paragraph, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(l)    The Company intends to apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the heading “Use of Proceeds.”

(m)    The Company hereby agrees, during a period of one (1) year from the effective date of the Registration Statement, to furnish to the Underwriter copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Underwriter as soon as reasonably practicable upon availability, copies of any reports and financial statements furnished to or filed with the Commission; provided, however, that any information or documents available on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system shall be considered furnished to the Underwriter for purposes of this Section 5(m).

(n)    The Company will use its best efforts to effect and maintain the listing of the Shares on the Exchange.

6.        Conditions of the Underwriter’s Obligations. The obligations of the Underwriter hereunder to purchase the Shares are subject to the accuracy, as of the date hereof and at the Closing Date (as if made on such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)    If filing of the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations: (i) the Company shall have filed the Final Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b) under the Securities Act); (ii) the Registration Statement shall remain effective; (iii) no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued; (iv) no proceedings for the issuance of such an order shall have been initiated or threatened by the Commission; and (v) any request of the Commission or the Underwriter for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriter’s satisfaction.

(b)    On the Closing Date, there shall have been furnished to the Underwriter the opinion (including a negative assurance statement) of counsel for the Company, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(c)    On the date hereof, the Underwriter shall have received a letter from Weaver and Tidwell, L.L.P., dated the date hereof, addressed to the Underwriter, confirming that it is an independent public accounting firm within the meaning of the Securities Act and is in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2‑01 of Regulation S‑X of the Commission, and confirming, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not more than five days prior to the date of such letter), the conclusions and findings of it, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information, including any financial information contained in any Exchange Act filing filed by the Company, and other matters required by the Underwriter.

(d)    On the Closing Date, the Underwriter shall have received a letter (“Bring-down Letters”) from Weaver and Tidwell, L.L.P., addressed to the Underwriter and dated the Closing Date, confirming, as of the date of such Bring-down Letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not more than five days prior to the date of such Bring-down Letters), the conclusions and findings of it, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information, and other matters covered by their respective letters delivered to the Underwriter concurrently with the execution of this Agreement pursuant to Section 6(c) above.

(e)    [Intentionally Omitted.]

(f)    On the Closing Date, there shall have been furnished to the Underwriter a certificate, dated the Closing Date and addressed to the Underwriter, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacity as officers of the Company, to the effect that: (i) the representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date, in each case in all material respects; (ii) no stop order or other order: (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof; (B) suspending the qualification of the Shares for offering or sale; or (C) suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and (iii) there has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date.

(g)    On the date hereof, there shall have been furnished to the Underwriter a certificate, dated the date hereof and addressed to the Underwriter, signed by the Chief Financial Officer of the Company (the “CFO Certificate”), in form and substance reasonably satisfactory to the Underwriter, covering certain financial and operational data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus and other customary matters. In addition, on the Closing Date, the Underwriter shall have received from the Company a “bring-down CFO Certificate” dated such Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, covering certain financial and operational data included or incorporated by reference in the Registration Statement and the Final Prospectus and any amendment or supplement thereto and other customary matters.

(h)    The Common Stock shall be registered under the Exchange Act and shall be listed on the Exchange, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Exchange, nor shall the Company have received any information suggesting that the Commission is contemplating terminating such registration or listing.

(i)    On or before the date hereof, the Underwriter shall have received duly executed lock-up agreements (each a “Lock-Up Agreement”) in substantially the form set forth on Schedule III hereto, by and between the Underwriter and each of the parties specified on Schedule IV hereto.

(j)    FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the issuance and sale of the Shares.

(k)    The Shares shall have been approved for listing on the Exchange, subject to official notice of issuance.

(l)    Neither the Company nor any of its subsidiaries shall have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act).

(m)    The Company shall have furnished to the Underwriter and counsel for the Underwriter such additional documents, certificates and evidence as the Underwriter or counsel for the Underwriter may have reasonably requested.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Date and such termination shall be without liability of any party to any other party, except that Section 5(j), Section 7 and Section 8 hereof shall survive any such termination and remain in full force and effect.

7.        Indemnification and Contribution.

(a)    The Company agrees to indemnify, defend and hold harmless the Underwriter, its affiliates, directors and officers and employees, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430B and 430C under the Securities Act, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, any Written Testing-the-Waters Communication, any Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Final Prospectus), or any Issuer Free Writing Prospectus or the Marketing Materials, or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse such party for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, any Written Testing-the-Waters Communication, any Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof, which information is described in Section 7(g) hereof.

(b)    The Underwriter will indemnify, defend and hold harmless the Company, its affiliates, directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact (i) in the case of a Registration Statement, required to be stated therein or necessary to make the statements therein not misleading, or (ii) in the case of the Time of Sale Disclosure Package, any Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof, which information is described in Section 7(g) hereof, and will reimburse such party for any legal or other expenses reasonably incurred by such party in connection with defending against any such loss, claim, damage, liability or action. The obligation of the Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount applicable to the Shares to be purchased by the Underwriter hereunder actually received by the Underwriter.

(c)    Promptly after receipt by an indemnified party under Section 7(a) or Section 7(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if: (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party; (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party); or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under Section 7(a) or Section 7(b) hereof, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

(d)    The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent: (i) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)    If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b) hereof, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7(a) or Section 7(b) hereof: (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering and sale of the Shares; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Shares (before deducting expenses) received by the Company, and the total underwriter fees received by the Underwriter, in each case as set forth on the cover page of the Final Prospectus, bear to the aggregate offering price of the Shares set forth on such cover. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were to be determined by pro rata allocation (even if the Underwriter is treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 7(e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this Section 7(e). Notwithstanding the provisions of this Section 7(e), no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)    The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Underwriter under this Section 7 shall be in addition to any liability that the Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and its officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(g)    For purposes of this Agreement, the Underwriter confirms, and the Company acknowledges, that there is no information concerning the Underwriter furnished in writing to the Company by the Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus or any Issuer Free Writing Prospectus, other than the statements regarding the Underwriter set forth on a Prospectus cover page or in the “Underwriting” section of the Time of Sale Disclosure Package and the Final Prospectus, only insofar as such statements relate to the amount of selling concession and re-allowance, if any, and to over-allotment, stabilization and related activities that may be undertaken by the Underwriter.

8.        Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company contained herein or in certificates delivered pursuant hereto including, but not limited to, the agreements of the Underwriter and the Company contained in Section 5(j) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriter hereunder.

9.        Termination of this Agreement.

(a)    The Underwriter shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to a Closing Date, if in the reasonable discretion of the Underwriter: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Underwriter, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the reasonable judgment of the Underwriter, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or Exchange, (iii) trading in securities generally on NYSE American, the New York Stock Exchange or the Nasdaq Stock Market LLC shall have been suspended; (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE American, the New York Stock Exchange or the Nasdaq Stock Market LLC, by such exchange or by order of the Commission or any other governmental authority having jurisdiction; (v) a banking moratorium shall have been declared by federal, New York or California state authorities; (vi) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change in financial markets, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis; (vii) in the judgment of the Underwriter, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, any Material Adverse Effect; or (viii) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, in the Underwriter’s reasonable judgment is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(j) and Section 7 hereof shall at all times be effective and shall survive such termination.

(b)    If the Underwriter elects to terminate this Agreement as provided in this Section 9, the Company shall be notified promptly by the Underwriter by telephone, confirmed by letter.

10.      Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and effective only upon receipt and: (a) if to the Underwriter, shall be delivered, mailed or sent to Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, California 92660, Attention: Alexander G. Montano, with a copy (which copy shall not constitute notice hereunder) to Michael A. Hedge, K&L Gates LLP, 1 Park Plaza, Twelfth Floor, Irvine, California 92614; and (b) if to the Company, shall be delivered, mailed or sent to U.S. Energy Corp., 1616 S. Voss Road, Suite 725, Houston, Texas, Attention: Ryan Smith, with a copy (which copy shall not constitute notice hereunder) to David Loev, The Loev Law Firm, PC, 6300 West Loop South, Suite 280, Bellaire, Texas 77401, or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11.      [RESERVED]

12.      Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Underwriter has been retained solely to act as an underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Underwriter following discussions and arms-length negotiations and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that the Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriter, and not on behalf of the Company. In addition, the Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

13.      No Limitations. Nothing in this Agreement shall be construed to limit the ability of the Underwriter or its affiliates to: (a) trade in the Company’s or any other company’s securities or publish research on the Company or any other company, subject to applicable law; or (b) pursue or engage in investment banking, financial advisory or other business relationships with entities that may be engaged in or contemplate engaging in, or acquiring or disposing of, businesses that are similar to or competitive with the business of the Company.

14.      Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15.      Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

16.      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.      Submission to Jurisdiction. The Company irrevocably: (a) submits to the jurisdiction of any court of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package and any Prospectus (each, a “Proceeding”); (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court; (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein; (d) agrees not to commence any Proceeding other than in such courts; and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE CONTROLLING PERSONS, OFFICERS, DIRECTORS, MANAGERS, EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE TIME OF SALE DISCLOSURE PACKAGE AND ANY PROSPECTUS.

18.      Counterparts. This Agreement may be executed and delivered (including by facsimile transmission and electronic mail attaching a portable document file (.pdf)) in one or more counterparts and, if executed and delivered in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Remainder of page intentionally left blank.]

Please sign and return to the Company the enclosed duplicates of this Agreement whereupon this Agreement will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

U.S. ENERGY CORP.

By:	/s/ Ryan Smith
Name: Ryan Smith
Title: Chief Executive Officer

Confirmed as of the date first above-mentioned by the Underwriter,

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Aaron M. Gurewitz
Name: Aaron M. Gurewitz
Title: Co-Chief Executive Officer
& Head of Investment Banking

[Signature page to Underwriting Agreement]